AGREEMENT FOR BANKING SUPPORT SERVICES

This Agreement for Banking Support Services is made and entered into as of the 1st day of January, 1994, by and between First-Citizens Bank & Trust Company, a North Carolina banking corporation ("FCB"), and The Fidelity Bank, a banking corporation incorporated under the laws of North Carolina (the "Client").

In support of its own banking operations, FCB has developed the staff, resources, organization, and technology required to deliver a broad variety of banking products and services to FCB's customers. The organization created by FCB now has the expertise, technology, and excess capacity to provide banking and support services and other related banking products and services to other financial institutions. The processes, programs, products and services to be provided under this Agreement are referred to collectively as the "services." The Client, recognizing the benefits it can derive by subscribing to various services offered by FCB, desires to utilize and avail itself of the expertise, technology, and excess capacity of FCB. For and in consideration of the terms and conditions contained in this Agreement, and for other good and valuable consideration, FCB and the Client agree as follows:

1. The parties intend for this Agreement to be a "master" agreement. This Agreement identifies the overall framework within which FCB will offer various services from time to time to the Client. This Agreement is not exclusive, however, and the parties may enter into various other agreements outside the scope of this Agreement. The nature, scope and cost of specific services to which the Client may subscribe pursuant to this Agreement will be identified on one or more forms entitled "Specific Services Schedule", an example of which is attached to this Agreement and incorporated herein by reference. The nature and scope of the services to be provided by FCB, and the terms and conditions under which the services will be provided, may therefore be modified from time to time by the parties by the execution of new or amended Specific Services Schedules executed by FCB and the Client. The purpose of this arrangement is to insure flexibility for the delivery of specific services under the "umbrella" of this master agreement. Each Specific Services Schedule duly executed by both parties shall become a part of this Agreement.

2. By way of example, but not by way of limitation, FCB may offer the Client some or all of the following bank-related services: accounting, internal auditing, administrative, personnel administration (including payroll services and benefits administration), check processing, courier, data processing, loan servicing, shared research and development for products and services, marketing, and education and training. FCB may also license or sell the Client the right to use certain other products and services offered by FCB to its customers which fall outside the scope of this Agreement. The foregoing list is not intended to be a comprehensive list of all of the various services which may be offered from time to time by FCB on a subscription basis.

3. The Client agrees to pay FCB for all services rendered by FCB under this Agreement. Invoices shall be due and payable upon presentation. The initial fees, rates and charges for the services to be provided by FCB (collectively, the "fees"), shall be as set forth on the Specific Services Schedule applicable to such services. The fees (including those "standard rates" adopted by FCB) may be increased or decreased by FCB from time to time, provided:

      A.    FCB may not increase fees more frequently than annually;

      B. No annual fee increase shall be greater than five percent (compounded annually), but the Client agrees to negotiate in good faith with respect to fee increases in excess of five percent requested by FCB necessary to cover the costs of providing the service or services in question; and

      C. FCB may pass on to the Client any increased "pass-through" charges or fees.

      In addition to the fees charged by FCB, FCB shall be entitled to recover its reasonable out-of-pocket expenses. Any increase in fees shall become effective only after FCB gives the Client at least 45 days prior written notice of the increase. All such fees shall be determined in an "arms length" manner. In determining its pricing structure, FCB will periodically conduct surveys of the marketplace to insure that the fees are reasonable in light of the nature, extent, and quality of the services to be delivered according to this Agreement and competitive in the marketplace. The Client acknowledges that it is not a "captive" customer. When goods and services are offered by FCB, the Client shall conduct its own market survey to determine whether the nature, extent, quality and price of the services offered by FCB are satisfactory to the Client.

4. In order to deliver the services contemplated by this Agreement, FCB may require from the Client access to or delivery of various information, data, records, materials, commercial banking items, and policies and procedures (collectively referred to in this Agreement as the "input data"). The Client will prepare and process input data with reasonable care in a manner acceptable to FCB and in a manner commercially reasonable given the range of services to be provided by FCB. The Client will deliver input data to the place designated by FCB for processing in a timely manner according to the timetable prescribed from time to time by FCB. In addition, the Client will furnish all necessary records and materials reasonably required by FCB to provide the services contemplated by this Agreement, even though such records and materials are not specifically identified in this Agreement.

5. All deliveries and pick ups from FCB shall be the responsibility of the Client and shall be accomplished at the Client's expense. If the receipt of input data from the Client by FCB is delayed, FCB will use its best efforts to reschedule and process the work and perform its services as promptly as it reasonably can, but both parties understand and acknowledge that completion time may be delayed. If the Client's input data is not received in a timely manner or in a form reasonably acceptable to FCB, additional costs may be incurred by FCB to provide the services contemplated by this Agreement within commercially acceptable time limits. The Client will be responsible for the payment of any such additional costs. All deliveries to FCB will be made at the time, place, and in the form prescribed by FCB.

6. FCB may impose additional charges for any changes in the input data, output data or any computational procedures which may be requested by the Client after FCB has begun performing the services contemplated by this Agreement. Such charges shall be based on FCB's then prevailing standard rates for personnel and/or machine time occasioned by such changes. If additional personnel or machine time is required as a result of these changes, FCB reserves the right to extend delivery dates. FCB will use its best efforts to reschedule and process the work and perform its services as promptly as it reasonably can.

7. FCB is authorized to make minor corrections or minor adjustments to input data when an original source document may be in error or incomplete. Unless in the judgment of FCB the volume of minor corrections and adjustments becomes burdensome, FCB will make no charge for minor corrections or adjustments. If the volume becomes burdensome, FCB may notify the Client of its intention to impose charges for such additional work at the then prevailing standard rate charged by FCB for personnel and/or machine time.

8. In the delivery of the services contemplated by this Agreement, FCB will use the personnel, facilities, equipment and machines selected by it. FCB will make reasonable efforts to deliver the services with the same care and in substantially the same manner as used by it in connection with the delivery of its own banking services. FCB assumes no liability or responsibility for any errors or omissions in the delivery of the services contemplated by this Agreement except those which may arise out of FCB's gross negligence or bad faith. FCB's liability to the Client arising out of this Agreement shall not exceed the damages or losses directly sustained by the Client as a consequence of FCB's gross negligence or bad faith. FCB shall not be liable for indirect, punitive, special or consequential damages, nor shall FCB be liable to the Client or any other person because of failure to perform or delay in performance of the services provided by FCB pursuant to this Agreement when such failure or delay is caused by: (a) an event or circumstance within the control of the Client, or (b) an event or circumstance beyond the control of FCB, including, but not limited to, any of the following events: fire; flood; explosion; other catastrophe; legal acts of public authorities; strikes; riots; war; civil insurrection; acts of terrorism; or the failure of communications, power supply, or mechanical difficulties with any equipment which could not be reasonably anticipated and prevented. In the event of any emergency, the internal operational needs of FCB will take priority over the Client's needs. FCB agrees to maintain adequate backup procedures in the event of a computer system failure.

9. Significant delays beyond the control of either party may occur in the delivery of the services contemplated by this agreement. When delays occur, it may be necessary to prioritize the Client's work based upon the Client's needs. When possible, FCB will consult with the Client to prioritize the delivery of the services. If the parties cannot consult regarding the prioritization of the Client's needs, FCB may rely upon any written prioritization supplied to FCB by the Client or, in the absence of a written prioritization, its own best judgment.

10. The parties anticipate that the services which will be provided to the Client by FCB will include a variety of data processing services. The nature and extent of those services will be as set forth in the Specific Services Schedules approved by the parties. The purpose of this Section 10 is to address a variety of general issues relating specifically to data processing services. All data processing services provided by FCB shall be subject to the terms and provisions of this Section 10 in addition to the other sections of this Agreement and to the Specific Services Schedules executed by the parties. If a conflict arises between the terms of this Agreement and the language of a Specific Services Schedule, the terms and provisions of the Specific Services Schedule shall control.

      A. Applications to be processed will be as set forth in the Specific Services Schedules. In providing data processing services, FCB will apply daily accrual calculations. Data will be processed and reports generated on a daily basis, excluding weekends and holidays. The Client will provide FCB with a list of its banking holidays. FCB will generate for the Client the same types of reports that FCB generates for its own use when it processes its own data. FCB will provide to the Client any special forms which FCB may require from time to time in connection with data processing services. FCB may charge Client for any forms supplied to Client in bulk at the then prevailing standard rate charged by FCB.

      B. Other provisions of this Agreement and the Specific Services Schedules address the payment of fees, rates and charges for services to be provided by FCB. In addition to the fees charged by FCB, FCB shall be entitled to recover its reasonable out-of- pocket expenses. Any costs of conversion and the time frame for conversion shall be as specified in the Specific Services Schedule or as otherwise may be agreed between the parties. Costs for satisfying special management requests, audit needs, regulatory requirements and mergers and acquisitions shall be negotiated on a case by case basis and shall be billed at the then prevailing standard rate changed by FCB. FCB shall own any special software developed for Client to process its applications, and FCB may use such special software for the benefit of its other clients, and may license and/or sell such software as it deems appropriate.

      C. Unless otherwise provided in the Specific Services Schedule, the operating hours for online communications networks to Client's branches shall be from 8:00 a.m. until 7:00 p.m. on a daily basis, weekends and holidays excluded. The operating hours for online communication networks for the ATM system, however, shall be 7 days per week, 24 hours per day. While the ATM system is encrypted, other communications networks are not presently encrypted. In order to provide security to the system, FCB utilizes "RACF" user sign-on, with various password levels authorized to individual users. This method assures that an individual cannot obtain access to certain information within the data processing system without having been properly authorized and without utilizing his or her unique password to access the information.

      D. FCB shall, at all times during the term of this Agreement, make available to the Client data processing emergency kits as well as FCB's backup data processing site in Raleigh, North Carolina.

      E. If so designated in a Specific Services Schedule, FCB will be responsible for capturing and processing Client's FED (or "cash") letter.

      F. The Internal Audit Department of FCB will not be responsible for conducting servicer audits with FCB staff. FCB will, however, annually contract for and provide copies to the Client of a third party CPA review of the data processing services provided. The cost of this review shall be passed on to the data processing clients of FCB on a pro-rata basis based upon asset size. FCB shall use its best efforts in good faith to minimize the cost of this review.

      G. FCB maintains an effective disaster recovery/contingency plan, a copy of which shall be delivered to Client upon Client's request. In connection with its disaster recovery/contingency plan, FCB has established and shall maintain adequate backup arrangements for all data processing functions to which the Client subscribes. The details of all backup arrangements shall be made available to Client upon Client's request.

      H. FCB shall not be responsible for, nor liable for, any source documents while in transit to or from FCB's service center. FCB maintains and shall continue to maintain reasonable and adequate insurance for fidelity, fire, liability and data losses from error and omissions. Details of FCB's insurance protection shall be provided to Client at Client's request.

      I. Upon termination of any data processing services, computer programs and related documentation shall remain the property of FCB. FCB shall provide to the Client, however, at the Client's expense the Client's master and transaction data files in machine-readable format within adequate time to convert in an orderly and timely manner. The fees for providing the master and transaction data files in machine- readable format shall be in accordance with FCB's then prevailing standard rates, plus out-of-pocket expenses. In the event of the termination of any specific data processing services, the parties agree to provide for the orderly and timely conversion from FCB to the Client or another servicer selected by the Client.

      J. FCB will provide notification to Client of all systems changes that may affect Client's procedures, reports, and operations. Whenever possible, this notification shall be given at least 45 days prior to the time the change will become effective.

      K. Customer will give FCB prompt notice of any program changes required by federal or state regulations or required to consummate planned mergers and acquisitions. FCB will make every reasonable effort to effect program changes in a timely manner to insure regulatory compliance and to accommodate Client's anticipated acquisitions and mergers.

      L. Unless a Specific Services Schedule provides to the contrary, FCB will provide any training and documentation required by Client's personnel prior to the time of data services conversion without additional charge (other than out-of-pocket expenses). After conversion, subsequent training shall be performed at Client's request at the then prevailing standard rates charged by FCB for such training, plus out-of-pocket expenses. Training may be addressed in a specific services schedule.

      M. FCB shall establish a "user's group." If Client subscribes to data processing services with FCB, Client will be invited to participate, at its expense, in the user's group.

      N. Nothing in this Agreement limits the ability of any regulator to arrange for an orderly and reasonable conversion of data to another vendor, or to a receiver in the event of a receivership. FCB shall be entitled, however, to compensation for the conversion work performed at its then prevailing standard rate, plus out-of-pocket expenses.

11. In the performance of its obligations under this Agreement, FCB will hold in strict confidence all information to which it may become privy regarding the accounts and affairs of the Client and its customers, except to the extent disclosure to federal or state regulatory agencies is permitted or required by applicable law or regulation, and except as otherwise required by applicable law or regulation. Similarly, in the receipt of services and the performance of its obligations under this Agreement, the Client will hold in strict confidence all information to which it may become privy regarding the accounts, systems, technology, services, processes, products and affairs of FCB and its customers, except to the extent disclosure to federal or state regulatory agencies is permitted or required by applicable law or regulation, and except as otherwise required by applicable law or regulation.

12. The parties recognize that the performance of the services contemplated by this Agreement may be subject to regulation, audit, and examination by various regulatory authorities to the same extent as if the services were being performed by the Client itself on its own premises. The Client authorizes FCB to furnish, when requested, any information requested by the Federal Deposit Insurance Corporation or any other regulatory authority, agency, or commission having jurisdiction over the FCB or the Client (including the state Banking Commission). Any additional work performed by FCB or information provided by FCB shall be paid for by the Client at FCB's then prevailing standard rates.

13. Services provided under this Agreement may be audited by the internal audit staff of FCB and by the certified public accounting firm regularly employed by FCB to perform its annual audits. The Client may annually audit FCB with respect to the services provided under this Agreement.

14. FCB will provide the Client with FCB's annual financial statement and such other financial information as may be required by any regulatory agency having jurisdiction over the Client or FCB.

15. In the delivery of the services contemplated by this Agreement, FCB is an independent contractor and not the agent of the Client. The Client agrees to indemnify FCB and hold it harmless from any loss, cost or damage (including attorneys fees and court costs, if any) which FCB may suffer or be liable for by virtue of this Agreement unless the loss, cost or damage arises from FCB's bad faith or gross negligence without contributory negligence on the part of the Client or any other person, firm, or corporation, whether or not acting as an agent or employee of the Client. This Agreement to indemnify and hold FCB harmless shall include, but not be limited to, all risk of loss of any information or documents during transit between the Client and FCB. This indemnity provision shall survive the termination of this Agreement.

16. FCB owns extensive computer hardware and uses a broad array of computer software which may be used in the delivery of the various services contemplated by this Agreement. From time to time FCB may significantly change its hardware configuration, the software used in the delivery of services, and the procedures and documentation which may be required for the delivery of the services. FCB will use diligence in promptly notifying the Client of any prospective system changes so the Client will have an opportunity to analyze and approve any applicable test results. Whenever possible, the Client will be notified at least 45 days prior to the effective date of any change. All computer hardware, software, programs, written procedures, and similar items, including master and transaction data files, shall be and remain the property of FCB unless otherwise specified in writing by FCB.

17. The Client will pay any taxes or governmental assessments arising out of this Agreement or any of the services rendered according to this Agreement, other than FCB's income taxes.

18. The Client and FCB recognize that the cost of the delivery of services to the Client and the fees paid by the Client may be reduced to the extent FCB can avoid "customizing" the services to the peculiar or unique needs of the Client. To this extent, the parties acknowledge that it may be to the mutual benefit of both parties for the Client to adapt aspects of its internal operations, policies and procedures to match those of FCB. For that purpose, employees of the Client may be asked to participate in workshops, study sessions, user groups, and other similar activities conducted by FCB for the benefit of its own operations.

19. The parties acknowledge that they are competing financial institutions and that they are subject to various laws and regulations relating to anti-trust and unfair competition. It is the intent of FCB and the Client to adhere strictly to such applicable laws and regulations, and the parties agree that they will each make every effort to insure there is no violation of any such law or regulation. The parties further acknowledge that discussions about or the exchange of information concerning the retail pricing of products and services may be unlawful, and the parties agree that each shall be excluded during any discussion or determination of the other's retail pricing. Each party shall determine its own retail pricing structure independently of the other, totally without collusion.

20. This Agreement contemplates that the parties may jointly undertake the research, development, testing and delivery of various services which may thereafter be offered by FCB and the Client to their respective customers, but serviced operationally by FCB. The Client agrees, at its own expense, that it will cooperate and participate fully in the research, development, testing, evaluation, implementation and delivery of such services as may be reasonably requested by FCB. Any such service shall be and remain the property of FCB. Neither this Agreement nor the Client's participation in the research, development, testing, evaluation, implementation or delivery of a service shall vest any ownership interest therein in the Client. Except for the fees agreed upon between the parties, each party shall bear its own costs and expenses in the research, development, testing, evaluation, implementation and delivery of a service undertaken pursuant to this Agreement, and, except as to the fees agreed upon, neither party shall be entitled to any reimbursement or refund from the other, even if, for any reason, a service is rejected or abandoned.

21. Unless otherwise agreed in writing with respect to a particular service, either party may terminate this Agreement (either in full or as to one or more services) by giving at least 60 days prior written notice to the other. Any pending increases in the fees shall not become effective prior to the stated termination date. Notwithstanding this time limitation, upon default in the performance in any of the obligations by one party to this Agreement, the non-defaulting party may terminate this Agreement upon 30 days prior written notice to the party in default. Neither the Client nor FCB shall be construed to be in default permitting termination of this Agreement if either is unable to comply with the provisions of this Agreement due to causes beyond its control, including, but not limited to, those events and circumstances enumerated in paragraph 8 of this Agreement. Provided the Client is not in default under the terms of this Agreement, the Client may postpone the stated termination date of any data processing services for a period of up to 360 days, and any other services for a period of up to 180 days, in order to permit the Client adequate time to effect a smooth transition and conversion from FCB to another service provider (including the Client, if the services will thereafter be provided by the Client "in-house").

22. Any other agreements previously entered into between the parties relating to the delivery of services to the Client by FCB are superseded by this Agreement. Any prior or subsequent agreements between the parties relating to services provided by Frank B.

      Holding, however, are outside the scope of this Agreement and shall not be affected by this Agreement.

23. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement, their successors and assigns. Notwithstanding the foregoing, neither party shall have the right to assign its rights under this Agreement without the written consent of the other. This restriction on assignment shall not apply in the event of a merger or acquisition.

24. This Agreement constitutes the entire agreement between the parties concerning the delivery of the services contemplated hereunder. All services contemplated by this Agreement shall be provided and delivered by FCB to Client in the State of North Carolina, and this Agreement shall be governed by the laws of the State of North Carolina. No representations, except when made in writing by a duly authorized officer of FCB, shall be deemed to be a part of this Agreement, nor shall this Agreement be deemed or construed to be modified or amended in whole or in part except by a written agreement duly executed by the parties (including each Specific Services Schedule signed by the parties).

When signed by both parties, this Agreement shall be effective as of the 1st day of January, 1994. This Agreement is executed under seal on behalf of FCB and the Client by their duly authorized officers. This Agreement and all Specific Services Schedules executed pursuant to this Agreement are subject to ratification by the FCB Board of Directors.


FIRST-CITIZENS BANK &                                 THE FIDELITY BANK
  TRUST COMPANY                           Client

By:   /s/ W. R. White, Jr.                            By:  /s/ Billy T. Woodard
      ----------------------                               ---------------------
      Senior Vice President                                  President

(Corporate Seal)                                (Corporate Seal)

Attest:                                   Attest:

 /s/ J. E. Creekman                                    /s/ Nancy R. Pore
      ----------------------                               ---------------------
Assistant Secretary                                          Secretary

                          FIRST CITIZENS BANK
                          CLIENT BANK PRICING
                              ADDENDUM #1






PURCHASING SERVICES:

1.    The services to be provided:

      Purchasing services, which include requisition processing and procurement of forms, equipment and supplies.

2. The initial fees, rates and charges for such services are as follows:

      FULL Purchasing services, per $100 million of Assets
      (as of the previous year end rounded to the nearest
      $100 million).                                                     $330.00

      LIMITED Purchasing services, per $100 million of Assets            $250.00


            (SERVICES TO BE RENDERED UNDER 'LIMITED' SERVICES MUST BE NEGOTIATED
             BETWEEN THE CLIENT AND THE MANAGER OF THE PURCHASING DEPT.)

                          FIRST CITIZENS BANK
                          CLIENT BANK PRICING
                              ADDENDUM #2


FACILITIES CONSULTING SERVICES:

1.    SERVICES TO BE PROVIDED:

      CONSULTATION SERVICES INVOLVING BANK FACILITIES.


2. THE INITIAL FEES, RATES AND CHARGES FOR SUCH SERVICES ARE AS FOLLOWS:

      PERSONNEL:  FCB'S FACILITIES MANAGEMENT STAFF                  $75.00/HOUR


FIRST CITIZENS BANK IS ALSO ENTITLED TO RECOVER ALL DIRECT OUT-OF-POCKET EXPENSES, INCLUDING THE CHARGES OF THIRD PARTY VENDORS AND TRAVEL, MEALS AND LODGING.

                          FIRST CITIZENS BANK
                          CLIENT BANK PRICING
                              ADDENDUM #3


EDUCATIONAL SERVICES:

LEASED CBE COURSE
      Client Bank uses Course as is, with no
          customization                                 No Charge
INTERNALLY DEVELOPED CBE COURSE
      Master CBE course                                 $500.00 (1 time charge)
      FCB customization for Client Bank                 $ 50.00 per hour
      Changes Made to Course by Client Bank             No Charge
      Changes/customization by Outside vendor           Pass through at Cost
ON-LINE MANUAL
      MASTER ON-LINE MANUAL                             $500.00 (1 time charge)
      FCB Customization for Client Bank                 $ 50.00 per hour
      Changes made to Course by Client Bank             No Charge
      Changes/customization by Outside Vendor           pass through at Cost
SELF-REGISTRATION CAPABILITY                            No Charge
STUDENT USAGE OF CBE COURSES                            No Charge
ASSOCIATE EDUCATION RECORD REPORT                       $100.00 per month
      Includes:   printed report monthly
                  manual payroll changes
                  manual course history updates
CLASSROOM COURSES
      Master classroom course which includes:           $500.00 (1 time charge)
        -paper & electronic file copy of all
         materials (FCB standard)
        -one-time/one person audit of class
      FCB customization for Client Bank                 $ 50.00 per hour
      Changes made to Course by Client Bank             No Charge
CLASSROOM PARTICIPATION
      Per student per day                               $ 50.00
COURSES PURCHASED FROM OUTSIDE VENDOR                   Pass through at Cost
FACILITATOR TRAINING
      Leader Training for  Client Bank Trainer          $1,500.00 per day
      Consulting                                       $ 50.00 per hour

ANY SPECIAL REQUESTS WILL BE HANDLED ON A PER QUOTE BASIS, THROUGH THE CORPORATE EDUCATION DEPARTMENT. ALL OUT OF POCKET EXPENSES INCURRED BY FCB (AS A RESULT OF A REQUEST MADE BY THE CLIENT BANK) WILL BE PASSED THROUGH TO THE CLIENT BANK. PLEASE CONTACT EDUCATION SERVICES, 919-716-2787, FOR INFORMATION OR ASSISTANCE ON ANY OF THE ABOVE.

                          FIRST CITIZENS BANK
                          CLIENT BANK PRICING
                              ADDENDUM #4



CASH MANAGEMENT SERVICES:

1.    THE SERVICES TO BE PROVIDED:

      DataNet services including balance and deposit reporting.

2. THE INITIAL FEES, RATES, AND CHARGES FOR SUCH SERVICES ARE AS FOLLOWS:

        Balance Reporting - Audio Response per account   $32.00/month
        Balance Reporting - PC/Terminals
              Maintenance                                $20.00/month
                    Minimum                              $32.00/month
              Per login                                        .40
              Per minute                                       .21
              Per detail item loaded                           .008
              Per detail item reported                         .032

        Outbound Data Exchange per account               $35.00/month
        Deposit Reporting
              Maintenance                                $20.00/month
                    Minimum                              $32.00/month
              Per login                                        .40
              Per minute                                       .21
              Per entry                                        .064
              Per management report                           1.20
              Installation per location                  $    8.00

                          FIRST CITIZENS BANK
                          CLIENT BANK PRICING
                              ADDENDUM #5


EASYTRIEVE REPORTING:

1.)   FCB REPORT CREATION FOR THE CLIENT BANK:

      If an FCB associate writes an Easytrieve (Ad Hoc) Report for the Client Bank, the cost associated with the man hours spent to write the report as well as the systems usage will be charged back to the Client Bank as follows:

            a)    $75.00 per man hour, with a minimum charge of $75.00, plus
            b) $25.00 per Easytrieve Report produced (for system resources and support)

2.)   CLIENT BANK REPORT CREATION:

      a) Easytrieve and/or TSO Training for Client Bank Associates will be arranged for as a special request, and will be provided on a per quote basis.
      b) All Easytrieve reports must be written and run by an FCB certified Client Bank associate, that has been given TSO access and completed all FCB required training.
      c) Each Client Bank that chooses to have the ability to write Easytrieve Reports in-house will be charged the following flat monthly fee:

                              $500.00 per month

      d) Additional ongoing Support or Special Requests for access to back dated files, or other requests not covered in this document, will be billable using the Standard Fees listed in Schedule A.

            PLEASE NOTE:      ANY EASYTRIEVE REPORTS THAT ARE REQUESTED TO
                              BE PLACED INTO PRODUCTION MUST BE WRITTEN BY FCB
                              FOR THE CLIENT BANK AND THEN PLACED INTO
                              PRODUCTION. THE FCB REPORT CREATION DEVELOPMENT
                              COSTS WOULD THEREFORE APPLY.

      e) FCB reserves the right to restrict the hours of system usage for the production of Easytrieve Reports, by Client Bank associates, if it should become necessary in the future. FCB also reserves the right to revoke the Easytrieve and/or TSO access of any User without prior consent.

                          FIRST CITIZENS BANK
                          CLIENT BANK PRICING
                              ADDENDUM #6


LOAN  OPERATION SUPPORT SERVICES


SERVICES COVERED BY THIS SCHEDULE:
          1.   COMMERCIAL AND CONSUMER LOAN OPERATIONS/LOAN SERVICING
          2.   BUSINESS LOAN UNDERWRITING
          3.   RETAIL CENTRAL UNDERWRITING
          4.   RETAIL RISK MANAGEMENT
          5.   CREDIT POLICY

PRICING:
          1.   ONE TIME FEES FOR NEW LOAN SET UP (PER LOAN BOOKED):

               o   Loans set up on AFS system                      $   159.81
               o   New modifications set up on AFS system              113.83
               o   Equity line set up                                  141.76
               o   CheckLine Reserve set up                             32.94
               o   CheckLine Reserve Plus or Capital Line set up        80.84
               o   Loans set up on IL System                           135.47

          2. MONTHLY MAINTENANCE/SERVICING FEE (PER LOAN ON FILE):

               O   Loans on the AFS system                               2.58
               O   Loans on the IL system                                 .82
               O   Equity Lines on the Hogan system                       .64
               O   CheckLines on the Hogan system                         .48
               O   CheckLine Plus on the Hogan system                     .46

                          FIRST CITIZENS BANK
                          CLIENT BANK PRICING
                              ADDENDUM #7


PAYROLL PROCESSING SERVICES


First Citizens Bank of North Carolina will offer to its client banks an array of payroll service offerings, allowing the client banks to select only those offerings it wishes to purchase. The specific functions that FCB/NC will perform within each service offering are detailed in this document.

SPECIFIC  SERVICES TO BE PROVIDED:

1. PAYROLL PROCESSING, TIME AND ATTENDANCE, POSITION CONTROL AND CUSTOMER
   SERVICE

   o Maintain records of hours worked, days worked, vacation, sick leave, personal leave.
   o Pay employees by Check or direct deposit (Pay periods are determined by the client bank)
   o Calculate all deductions for tax purposes, 401 K, spending accounts, charities, insurance
   o  Create W2's
   o  Create all General Ledger entries for payment of payroll and deductions
   o Create a file by Employee of Job number, Grade, Job Description, Salary evaluation, email address, mail code, telephone number and provide this information to Motivator, the email system, telephone book.
   o Provide personnel customer service representatives that can be called to answer payroll related questions

2.   TAX ACCOUNTING

   o Biweekly/Monthly distribution of funds to the federal and state governments
   o  Quarterly filing to the federal and state governments
   o  Distribution to 401K plan investment vehicles
   o  Distribution to Insurance companies
   o  Distribution to selected charities
   o  Balancing distributions to the General Ledger

3.  BENEFITS

   o  Update hours each payroll for pension related benefits
   o  Update pension earnings
   o  Annually determine new participants for pension
   o  Create a participant tape for the pension actuary
   o Create benefit statements that include pension information, health plan, vacation time, sick leave
   o  Determine 401K eligibility
   o  Maintain welfare plan elections and report to vendor
   o  Produce annual re-enrollment election forms and update files

4.  SPENDING ACCOUNT ADMINISTRATION

5.  PERSONNEL
o Create and maintain a file of employee information that is not payroll or benefits related such as sex, home address and phone number, corporate title, salary history, position history, birthdate, marital status, employment date, acquisition date, race, hourly rate, monthly hours, group number, and numerous other fields.

FCB/NC will not:

o   Perform pension distribution calculations
o   Administer any 401K plans (investment, loans, distributions)

INITIAL FEES, RATES AND CHARGES FOR SUCH SERVICES ARE AS FOLLOWS:

ONE TIME CHARGES:


MONTHLY CHARGES (PER EMPLOYEE):

1.  PAYROLL PROCESSING, TIME AND ATTENDANCE, POSITION CONTROL
     AND CUSTOMER SERVICE                                         $  6.27

2.   TAX ACCOUNTING                                               $  3.07

3.  BENEFITS                                                      $  3.07

4.  SPENDING ACCOUNT ADMINISTRATION                               $   .57

5.  PERSONNEL                                                     $  1.37

                          FIRST CITIZENS BANK
                          CLIENT BANK PRICING
                              ADDENDUM #8


COMMERCIAL LEASING & PUBLIC FINANCE SERVICES:

1. THE SERVICES TO BE PROVIDED ARE IDENTIFIED AS FOLLOWS:

      a.    Computer and Operations services to provide finance accounting for the Client's commercial leasing and public finance portfolio.
      b.    A comprehensive public finance service for both real and personal property types of financing with municipalities.
      c. Product/Sales training, and consulting services to develop a commercial leasing portfolio. Fees for these services are negotiable and are not included below.

2. THE DESCRIPTION AND THE SCOPE OF SERVICES TO BE PROVIDED ARE AS FOLLOWS:

      A. OPERATIONS/COMPUTER: Input of data to book leases and public finance contracts, billing of customers, payment processing, documentation follow-up and general ledger interface, property tax and sales tax reporting to State/Local authorities.
      B. PUBLIC FINANCE: Complete service support from bidding to closing for every transaction. This includes completion of all documents, collecting fees and disbursing proceeds on behalf of the client.
      C. COMMERCIAL LEASING: Assistance in developing new documents, training personnel, assisting with sales calls and providing consultation for a one year period. These services are optional and fees are negotiable.

3. THE INITIAL FEES, RATES AND CHARGES FOR SUCH SERVICES ARE AS FOLLOWS:

      OPERATIONS:
            Initiation fee (one time charge)                           $500.00*
            Monthly maintenance fee (based on total groups serviced)
                  1  -  10 groups                                      $100.00
                  11 - 20 groups                                       $200.00
                  21 - 30 groups                                       $300.00
                  31 - 40 groups                                       $400.00
                  41 - over                                            $500.00
            Monthly processing fee (per lease)                         $  6.00
      * The Initiation fee is only assessed one time covering both Commercial Leasing and Business Banking.

      COMMERCIAL LEASING;
            Per Proposal charge                                        $250.00

            Transaction fee will be charged and a percentage based on the amount of the lease:

      (page 2 of 2)

            $10,000 -  $200,000     $200,001 - $1,000,000   OVER $1,000,000

                $250.00 + .10%          $500.00 + .05%      1,000.00 + .025%

            (THIS INCLUDES STRUCTURING, COMPLETION OF DOCUMENTS, PURCHASING FROM
                  DEALER OR VENDOR, AND TITLE/INSURANCE FOLLOW-UP.)

      CONSULTATION:
            Charges are $50.00 per hour with a minimum of $50.00

      PUBLIC FINANCE:
            Per Proposal Charge                                        $250.00
                  At closing, a transaction fee $250.00 base fee, plus additional fee based on the amount financed:

                  $1 - $100,000     $100,000 - $250,000     $250,000 - & over
                        .25%               .15%                  .10%

      TRAINING - Charges are negotiable

      BUSINESS BANKING LEASING:

      OPERATIONS
            Initiation fee (one time charge)                           $500.00*
            Monthly maintenance fee (based on total groups serviced)
                  1  -  10 groups                                      $100.00
                  11 - 20 groups                                       $200.00
                  21 - 30 groups                                       $300.00
                  31 - 40 groups                                       $400.00
                  41 - over                                            $500.00
            Monthly processing fee (per lease)                         $  6.00
      * The Initiation fee is only assessed one time covering both Commercial Leasing and Business Banking.

      LEASE DOC PREP:   Per Lease                                      $100.00

      CONSULTATION:
            Charges are $50.00 per hour with a minimum of $50.00

Clarification of Credit and Collections Responsibilities:

First Citizens Bank will not provide credit analysis or make credit decisions. Client will be totally responsible for the credit risk of the portfolio and for all collection efforts.

                          FIRST CITIZENS BANK
                          CLIENT BANK PRICING
                              ADDENDUM #9

INVESTMENT SERVICES:

1.    SERVICES TO BE PROVIDED:

      - Investment and brokerage services.
      - Buying and selling of Federal Funds
      - Securities sales and purchase invoicing, appraisal, and related services to Customer upon the terms and conditions herein set forth:

            DAILY TRANSACTIONS
            1 - Security Invoicing - Sales and Purchases
            2 - Coupon Credit Schedules
            3 - Pledge Additions and releases

            MONTHLY TRANSACTIONS
            1 - Portfolio Accounting Report
            2 - Detailed Interest Accounting, Detailed Discount accounting
                 & Detailed Premium Accounting
            3 - U.S. Treasury and Government Agency Appraisals
            4 - Pledged Securities Report
            5 - Maturity Schedule for Call Statement Information

            PERIODICALLY AS REQUESTED
            1 - Information for Examiners

2.    THE INITIAL FEES RATES AND CHARGES FOR SUCH SERVICES ARE AS FOLLOWS:

      A.    SECURITY TRANSACTION FEES (PURCHASES & SALES):

            1. For Client's Account --
                - Securities with par value $55,000 and above     $275.00 per transaction
                - Securities with par value below $55,000         $  5.00 per $1000 par value

            2. For the accounts of Client's Customers --
                a. Municipal Securities
                  1) Par value less than $50,000                  $  5.00 per thousand
                  2) Par value $50,000 and more                   $  2.50 per thousand
                b. U.S. Government and Government
                     Agency Securities
                  1) Treasury Bills                               $  50.00 per trade
                  2) Treasury Notes, Bonds & Government
                       Agency Securities                          $  50.00 per trade
                  3) One time initial Safekeeping Fee             $  25.00 per account






(page 2 of 2)


      B.    MONTHLY STATEMENT CHARGE --

            Per line item on month-end securities
            inventory listing.                                    $  4.75
            (Minimum Charge)                                      $150.00

      C.    FEDERAL FUNDS TRANSACTIONS --

            (Based on FCB Daily Weighted Average Federal Funds Rate):
                  - Federal Funds Sold                            (-)  10bp
                  - Federal Funds Purchased                       (+) 10bp



                          FIRST CITIZENS BANK
                          CLIENT BANK PRICING
                              ADDENDUM #10


TRUST DEPARTMENT SERVICES:

REFERRALS: The client agrees to identify qualified Trust Prospects and to assist in the solicitation of their business for Trust Services to be rendered by First-Citizens Bank and Trust Company (FCB).

FCB will for the life of the account, pay the Client Bank 25% of the fees actually collected by FCB on Trust Business referred or solicited by the Client Bank and accepted by FCB.

FCB will assign the Client Bank a new business officer to familiarize the client's personnel with the Trust services offered by FCB and to help identify trust prospects.

                          FIRST CITIZENS BANK
                          CLIENT BANK PRICING
                              ADDENDUM #11



ON-LINE COLLECTIONS SYSTEM

ONE TIME CHARGES:

      Write Interfaces (FCB Systems Management)                      $  7,500.00
      Set up CACS System parameters (FCB Collections Dept.)          $  2,000.00
      4 Days Client Bank on site training (FCB Collections Dept.)*   $  2,000.00
                                                                     -----------
            * Plus out of pocket expenses (Travel & lodging)
      TOTAL ONE TIME CHARGES:                                         $11,500.00


MONTHLY CHARGES:

      OPTION A:
      ---------
      Per Loan Processed on the CACS Collections System
      includes all required systems administration support.          $      0.29

      Per letter generated and mailed *                              $      0.05
            *plus postage

      OPTION B:
      ---------
      Per Loan Processed on the CACS Collections System
      does not include any systems administration support.           $      0.07

      Ongoing Systems administration support (per hour)              $     50.00

      Per letter generated and mailed *                              $      0.05
            *plus postage

                          FIRST CITIZENS BANK
                          CLIENT BANK PRICING
                              ADDENDUM #12



DEALER FLOORPLAN  PROCESSING SERVICES


First Citizens Bank of North Carolina will offer to its client banks the ability to offer Dealer Floor Plans to its commercial customers. These accounts will be set up for each bank in a totally separate Bank file but will be serviced by First Citizens Bank of North Carolina.

SPECIFIC  SERVICES TO BE PROVIDED:
   o     Set up of all new Dealer Floor Plan Accounts
   o     Adding and deleting inventory as required
   o     Posting Payments to the Dealer Floor Plan System
   o     Filing Trust Receipts
   o     Returning Trust Receipts when all units are paid off


INITIAL FEES, RATES AND CHARGES FOR SUCH SERVICES ARE AS FOLLOWS:

ONE TIME CHARGES:

   O     SYSTEM SETUP                                                 $ 4,000.00


REOCCURRING CHARGES

   O     TO SET UP A DEALER FLOOR PLAN (PER 15 UNITS IN THE PLAN)     $     6.30

MONTHLY CHARGES (PER DEALER FLOOR PLAN):                              $    20.68

                          FIRST CITIZENS BANK
                          CLIENT BANK PRICING
                              ADDENDUM #13

INTERNATIONAL BANKING SERVICES:

COMMERCIAL SERVICES                                               FEE
WIRE TRANSFERS
Incoming:   For deposit into an account at First Citizens Bank    Free
Outgoing:   In U.S. Dollars                                       $30.00
            In foreign currency                                   $20.00
            Recalls/amendments/tracers                            $20.00

DRAFTS
In U.S. Dollars or foreign currencies                             $15.00
Stop-payments                                                     $20.00

CHECKS FOR DEPOSIT
In U.S. or Canadian dollars drawn on a Canadian bank              float only (commercial)
                                                                  $1.50 (individual)
In other foreign currencies drawn on the respective countries     same as above
Returned items                                                    $10.00
In U.S. dollars drawn on a foreign bank (other than Canadian)     see separate schedule

COLLECTIONS
Clean (checks):
      Processing/paying                                           $25.00
      Tracers                                                     expenses only

Documentary:
      Import:           Processing/paying                         1/10% of draft amount,
                                                                  Minimum $50.00, max $75.00
      Export:           Processing/paying:
                  Direct (sent by exporter)                       1/10% of draft amount,
                                                                  minimum $40.00, max $65.00
                  Indirect (sent by FCB)                          1/10% of draft amount,
                                                                  minimum $50.00, max $75.00
Tracers                                                           expenses only
Amendments                                                        expenses only

LETTERS OF CREDIT

Import:
            Issuance                                              $50.00, plus expenses
            Amendment                                             $35.00, plus expenses
            Negotiation                                           $1/4% of drawing amount,
                                                                  minimum $60.00

(page 2 of 2)

            Discrepancy                                           $50.00
            Non-Utilization                                       $50.00
            Banker's acceptance/deferred payment                  $1 1/2% per annum,
                                                                  minimum $60.00 per draft
      Export:
            Pre-advisement                                        $35.00
            Advisement                                            $50.00
            Confirmation                                          by arrangement, minimum 1/10%
                                                                  per quarter, minimum $100.00
            Negotiation                                           1/8% of drawing amount,
                                                                  minimum $50.00
            Reimbursement claim                                   $25.00
            Discount charge on banker's acceptance                by arrangement

Miscellaneous:
            Transfer                                              1/4% of transferred amount,
                                                                  minimum $200.00
            Assignment of proceeds                                1/4 of assigned amount,
                                                                  minimum $150.00
            Cargo release                                         $50.00, plus $25.00/month
                                                                  maintenance
            Telex expense                                         $5.00/minute


RETAIL SERVICES                                                   FEE

Foreign Currency  (bought & sold)                                 No Fees

Foreign Currency Travelers Checks - Supplied                      1% of U.S. $
                                                                  Equivalent or
                                                                  minimum $5.00


                          FIRST CITIZENS BANK
                          CLIENT BANK PRICING
                              Schedule 'A'
              EFFECTIVE JANUARY 1998 THROUGH DECEMBER 1998


INITIAL SYSTEM APPLICATION SET UP CHARGES (NEW BANK, ONE TIME FEES)
      -DEMAND DEPOSIT SYSTEM                    7,500.00
      -TIME DEPOSIT SYSTEM                      5,000.00
      -LOC                                      5,000.00
      -COMMERCIAL LOANS                         7,500.00
      -CONSUMER LOANS                           5,000.00
      -GENERAL LEDGER                           5,000.00

ACCOUNT PROCESSING
            Includes Contingency planning / Disaster Recovery.
            Enterprise Wide Electronic Mail (EMAIL) system access.
            Year End Processing.
            PRICING BASED ON ACTIVE ACCOUNTS ONLY.
                                                          MONTHLY        MONTHLY
DESCRIPTION                                                 FEE          MINIMUM

*DDA - (per account)                                       0.420        2,500.00
*SAVINGS - (per account)                                   0.420
*TIME DEPOSITS -
      -TDA/PRENEED/CLUB (per account)                      0.420        1,000.00
*IRA - (per account)                                       0.500
*MASTER NOTES - (per account)                              0.470
*PACKAGED ACCOUNTS - (per account)                         0.250
*LOC ACCOUNTS (per account)                                               500.00
      - Checkline Reserve                                  0.420
      - Checkline Plus                                     0.420
      - Equityline                                         0.440

*COMMERCIAL LOANS - (per account)                          0.750          500.00
*CONSUMER LOANS (ILD) - (per account)                      0.750          500.00
*GENERAL LEDGER - (per branch)                           124.000          750.00
*BR-BANKER & BA-TELLER (per branch)                       91.630
ATM - CARD ISSUE  (per card)                               1.750
ATM - (per ATM)                                           75.000
AIH PORT - (per port)
      - Periphonics                                     274.000
      - Aspect                                           30.000
AIH USAGE  (per phone call)
      - Periphonics                                        .030
      - Aspect                                             .043
AIH-TELEPHONE SERVICE REPRESENTATIVES- (per call)         5.130
      - See Service Description #1
AIH-TELEPHONE BANKERS - (per call)                       18.350
      - See Service Desctription #1
*ACH - (per transaction)                                  0.055



* Bold indicates change from previous year.                        Page 1

                                                          MONTHLY     MONTHLY
DESCRIPTION                                                 FEE       MINIMUM


SAFE BOX ACCOUNTS - (per account)                          0.070          200.00
      -maintenance & balancing services (optional,
       per account)                                        0.030
CRA EXTRACT - (per record)                                  .050
SPECIAL REQUESTS                                           QUOTE
*MOTIVATOR - (per employee)                                7.520

CENTRAL BANK OPERATIONS

RETURNS - (per item)                                      0.4458
FAX LARGE ITEM RETURNS - (per item)                       2.0000
BA TELLER ARCHIVE - (per teller workstation)
      - With Teller Balancing                            11.2500
      - Without Teller Balancing                          4.5300
            - See Service Description # 2
FOREIGN ITEMS FOR COLLECTION - (per item)                 1.2000
      - Also, a float adjustment will be made to
        the Client Bank Due to/Due from account for
        the # of days in collection.
*STATEMENT RENDERING - (per statement rendered)
      -ZERO ENCLOSURE STATEMENTS                          0.0780
      -ENCLOSURE STATEMENTS                               0.2300
*PROOF - (per item)                                       0.0254          500.00
PROOF - (per preencoded items)                             .0000
*SORTER - (per item)                                      0.0152          750.00
ENCODED - IN STATE - (per item)                           0.0027
ENCODED - OUT OF STATE - (per item)                       0.0436
ACCOUNT RECONCILIATION PROCESSING (ARP):
      -PARTIAL/RANGE
            -Minimum Monthly Charge/ per account         20.0000
            -Per Item                                     0.0300
      -FULL RECON
            -Minimum Monthly Charge/ per account         30.0000
            -Per Item                                     0.0400
      -DEPOSIT RECON
            -Minimum Monthly Charge/ per account         30.0000
            -Per Item                                     0.0400
CHECK SERIAL SORT
            - (minimum monthly charge)                   20.0000
            - (per item)                                  0.0200
FOOD COUPONS - (per coupon)                               0.0056
SALES DRAFTS - (per item)                                 0.0716
MC & VISA PAYMENTS - (per item)                           0.1217
CD ROM - (per item captured)                              0.0400
            - (per CD produced)                          16.0000
      - Initial Software (Pass Through)
T TAX - (per T TAX account)                               0.3000
      - See Service Description #3
T T & L PAYMENT PROCESSING - (per payment)                 .0050
BUSINESS EXPRESS
      -Per Account added or changed (one time)            1.0000
      -Download to ADP & Support (per account)             .4500
LCR ANALYSIS - (per CTR)                                  1.2900


* Bold indicates change from previous year.                        Page 2

                                                          MONTHLY      MONTHLY
DESCRIPTION                                                 FEE        MINIMUM

      - See Service Description #10
MC & VISA RESEARCH RETRIEVAL - (per item)                 1.5000
MC & VISA CONVENIENCE CHECK PROCESSING:
      -CD-ROM Imaging Charges - (per item)                0.0400
      -Exception Handling & Processing - (per item)       0.1950
DATA ENTRY SERVICES **:
      -Visa, MC, Merchant, ARC, Maintenance,
        New Accounts, etc. - (per customer input)         0.2700
** This only applies to companies for which FCBNC does not provide Account processing services.
RESEARCH (Per Photo Copy)                                 0.9500
ADJUSTMENTS (Per Adjustment Completed)                    7.1800

OTHER

LOCK BOX SERVICES:
      -Maintenance - (per box )                          32.0000
      -Box Rental - (per box)                             1.0000
      -Processing - (per item)                             .2200
      -Photo Copy - (per item)                             .0500
      -Deposit Preparation - (per day)                    1.0000
      -Optional Services:
            -Deposit Reporting - (per month)             20.0000
            -Toll Call Deposit Reporting  - (per month)  32.0000
            -FAX Services
                  -Per month                             20.0000
                  -Per Page                                .2000
            -Research - (per request)                      .8000
            -Mag Tape - (per month)                      40.0000
            -Postage = Pass through + (per item
             handling fee)                                 .0400
            -Other                                         QUOTE

ENVELOPE OPENING - (per envelop)                           .0200
REMOTE ACCESS (DIAL ACCESS)
      - Secure Net Key Deposit - (per key/one
        time charge)                                     65.0000
      - Secure Net Key Support      - (per key)          10.0000
            - See Service Description #4
MERGERS & ACQUISITIONS
      -Charges are calculated using "Standard Fees" below.
      -Consultant Charges/Out of Pocket              Actual Cost
CRA ANALYSIS AND REPORTING - (per CRA record)             1.5800
            - See Service Description #5
SECURITY MONITORING - (per branch)                       27.5000
MCIF MONTHLY EXTRACT - (per record)                       0.0039
MCIF ANALYSIS AND REPORTING - (per record)                0.0100
TSO ACCESS - (per user)                                  50.0000
NCOA PROCESSING - (per record extracted)                  0.0030
OFAC DAILY PROCESSING - (per record extracted)            0.0500
OFAC FULL FILE PROCESSING     - (per record extracted)    0.0015
OFAC FACS SW COPIES - (per software license/per year)   600.0000
EARLY WARNING FRAUD DETECTION & OFAC PROCESS'G             .0500
INTERNAL CONTROLS - (per branch)                         74.7300
DESKTOP SUPPORT- (per associate)                         29.7200


* Bold indicates change from previous year.                        Page 3

                                                        MONTHLY      MONTHLY
DESCRIPTION                                               FEE        MINIMUM
OPTICAL PROCESSING
      -Per Page                                           0.0007
      -Per Disk                                          95.0300
FILE TRANSMISSIONS USING XCOMM - (per byte)            0.0000347
OTHER FILE TRANSMISSION MODES                                TBD
PC HOME BANKING
      -Per Customer Set Up                               14.6000
      -Full Support - (per customer)                      1.2500
      -Technical Support Only - (per customer)             .2500
            - See Service Description #6
CREDIT CARD COLLECTION - (per credit card delinquent)     3.6000
            - See Service Description #11
LOAN COLLECTION
      - One Time Charge                               9,500.0000
      - CACS System Support and Maintenance - (per loan)   .2900
      - All Collection Efforts - (per loan)               2.4300
      - Per Letter Generated and Mailed (Not
        Including Postage)                                 .0500
            - See Service Description #7
 LOAN DOC PREP
      -One Time Charge                                2,400.0000
      - Per Branch                                       99.0000
      - Vendor Software License Fee                        QUOTE
            - See Service Description #8
APPRO MP100 - CBI FAXBACK - (per loan processed)          1.0300
            Plus Fax Phone Live Charges (Pass Through)
            - See Service Description #9
FCB MANUALS
      -Initial Set of Manuals                            350.000
      -Annual Update Fee                                 100.000
STANDARD FEES (Charged in 1/4 Increments)
      -First Citizens Bank Personnel
      Management/Technical/Professional & Consulting
                        (Per Hour)                        60.000
      Clerical/Administrative (Per Hour)                  25.000
      -Computer Time (Per Hour)                          250.000
      -Supplies and Out of Pocket Expense            ACTUAL COST
TRANSPORTATION SERVICES:
      -Pass Through from Vendor plus 10% Administrative Fee


PURCHASING SERVICES                       See Attached Pricing Addendum 1
FACILITIES CONSULTING SERVICES            See Attached Pricing Addendum 2
EDUCATIONAL FEES                          See Attached Pricing Addendum 3
CASH MANAGEMENT (Datanet)                 See Attached Pricing Addendum 4
EASYTRIEVE REPORTING                      See Attached Pricing Addendum 5
LOAN SUPPORT SERVICES                     See Attached Pricing Addendum 6
PAYROLL  PROCESSING SERVICES              See Attached Pricing Addendum 7
COMM. LEASING & PUBLIC FINANCE SVCS.      See Attached Pricing Addendum 8
INVESTMENTS                               See Attached Pricing Addendum 9
TRUST                                     See Attached Pricing Addendum 10
ON-LINE COLLECTION SYSTEM                 See Attached Pricing Addendum 11
DEALER FLOOR PLAN PROCESSING SERVICES     See Attached Pricing Addendum 12
INTERNATIONAL BANKING SERVICES            See Attached Pricing Addendum 13
MANAGING CHECK VENDORS & TRAVELERS
CHECK VENDORS                             See Attached Pricing Addendum 14

* Bold indicates change from previous year.                        Page 4

MANAGEMENT FEES                           See Attached Pricing Addendum 15

NETWORK MANAGEMENT:**
- See Schedule C

** The fees for Network Management will remain in effect until the earlier date of : (1) the expiration of the pricing agreement, or (2) the Network Configuration changes with the installation of a Wide Area Network.

PASSTHROUGH CHARGES:

                                                          MONTHLY        MONTHLY
DESCRIPTION                                                 FEE          MINIMUM
                                                          -------        -------
MAGNUM/CBI
      -Initial Set Up Fee (one-time)                    1,260.0000
      -Monthly Processing Support                         200.0000
      -Per CBI Transaction Charge                           0.1000 each
      -Transaction Processing/Software Maintenance
                     (pass through from vendor)        Actual Cost
POSTAGE AND PRESORT FEES
TRANSPORTATION
EARLY WARNING/WJM TECHNOLOGIES
SERIES E BONDS
MICROFICHE
MICROFILM / MICROFICHE OFFSITE STORAGE
ADP FINANCIAL SERVICES
ADVANTIS
BUSINESS RECOVERY (SC ONLY)
CD ROM INITIAL SOFTWARE
PURCHASING
PC MAINTENANCE
RENTAL FEES AND MAINTENANCE OF LOCK BOX
APPRO FAXBACK CREDIT BUREAU CHARGES AND FAX PHONE LINE CHARGES
CASH TAX
OTHER


* Bold indicates change from previous year.                        Page 5

NON CBO DISCOUNTS:
      A VOLUME DISCOUNT CREDIT WILL BE APPLIED TO THE TOTAL AMOUNT OF NON CBO MONTHLY CHARGES FROM THE ITEMS HAVING AN ASTERISK (*) ABOVE, ACCORDING TO THE FOLLOWING SCHEDULE:

               MONTHLY TOTAL               DISCOUNT
               -------------               --------
          $ 00,000 -- $ 24,999               NONE
            25,000 --   37,499               2.5%
            37,500 --   49,999               5.0%
            50,000 --   62,499               7.5%
            62,500 --   74,999              10.0%
            75,000 --   87,499              12.5%
            87,500 --   99,999              15.0%
           100,000 --  112,499              17.5%
           112,500 --  124,999              20.0%
           125,000 --  137,499              22.5%
           137,500 --  149,999              25.0%
           150,000 --  162,499              27.5%
           162,500 --  174,999              30.0%
           175,000 --  199,999              32.5%
           200,000 --    ABOVE              35.0%

CBO DISCOUNTS:
      A VOLUME DISCOUNT CREDIT WILL BE APPLIED TO THE TOTAL AMOUNT OF CBO MONTHLY CHARGES FROM THE CBO ITEMS HAVING AN ASTERISK (*) ABOVE, ACCORDING TO THE FOLLOWING SCHEDULE:


            MONTHLY TOTAL                 DISCOUNT
            -------------                 --------

          $150,000 -   GREATER                 5%


COMPENSATING BALANCE:
Client Bank monthly invoice will be adjusted based upon the compensating average collected balances of all accounts maintained at First Citizens Bank. Average positive collected balance will be paid an earnings credit based upon the average Federal Funds Rate for the month (-10bp).

Average negative collected balances will be charged at the average Federal Funds Rate for the month (+10 bp).


ACCEPTED AND APPROVED:

FIRST-CITIZENS BANK
& TRUST COMPANY                 THE FIDELITY BANK

                                Name:  /s/ Billy T. Woodard
                                       --------------------

By:   /s/ Timothy D. Seamon                            By:
      ----------------------                           -------------------------
Title: Vice President                                  Title: Chairman
      ----------------------                           -------------------------
Date:  12/8/97                                         Date:  12/8/97
      ----------------------                           -------------------------



* Bold indicates change from previous year.                        Page 6

                          FIRST CITIZENS BANK
                          CLIENT BANK PRICING
                               SCHEDULE C

                           THE FIDELITY BANK



                         NETWORK MANAGEMENT FEE


Monthly Network Management Fee
         o     FCB Network Management Fee (per line drop)               $144.75
         o     Communication lines and equipment (per line drop)        $255.51
         o     Adds, changes, deletes to existing network                QUOTE
         o     Pass through installation charges                         QUOTE



**The fees for Network Management will remain in effect until the earlier date of: (1) the expiration of the pricing agreement, or (2) the Network Configuration changes with the installation of a Wide Area Network.






FIRST CITIZENS BANK
& TRUST COMPANY                           THE FIDELITY BANK

BY:   /S/ TIMOTHY D. SEAMON               BY:    /S/ BILLY T. WOODARD
      ---------------------                      ---------------------
TITLE:   VICE PRESIDENT                   TITLE:   CHAIRMAN
      ---------------------                      ---------------------
DATE:    12/8/97                          DATE:     2/3/98
      ---------------------                      ---------------------

                          FIRST CITIZENS BANK
                          CLIENT BANK PRICING
                         SERVICE DESCRIPTION #1



TELEPHONE BANKING SERVICES


1. THE SERVICES TO BE PROVIDED ARE IDENTIFIED AS FOLLOWS:

   o Use of the FCB/NC automated telephone banking Voice Response Unit for Credit Card Balance Inquiries only
   o Provide "live customer support" to customers who select that option
   o Provide customers with the ability to open new deposit and loan accounts

2. THE DESCRIPTION AND THE SCOPE OF SERVICES TO BE PROVIDED ARE AS FOLLOWS:

   o Any credit card customers may use the FCB/NC Automated Voice Response Unit to inquire about the balance of their checking account. If they are a customer of FCB/NC, they may also use this automated voice response unit to make a credit card payment from their FCB/NC account.

   o A customer using the VRU of FCB/NC or of the client bank, may select the option to speak with a telephone service representative. In that case, the call will be directed to one of FCB/NC's TSR's for resolution of their problem. If the TSR is not able to help the customer, the call will be directed back to the client bank own bank.

   o A customer may select the option to open a new account or apply for a loan. In that case, the customer will be directed to the FCB/NC Telephone Banking Center where a Telephone Banking Representative will follow normal FCB/NC procedure to open the account or close the loan for the client bank.

                          FIRST CITIZENS BANK
                          CLIENT BANK PRICING
                         SERVICE DESCRIPTION #2




BRANCHTELLER ARCHIVING & RETRIEVAL SERVICES:

      SERVICES:

            1)    BRANCHTELLER SYSTEM TRANSACTION ARCHIVING

                  FCB will perform all of the functions for the Client Bank related to Centralized Daily archiving of all BranchTeller transactions. This will be done centrally in Raleigh, NC for all of the Client's Tellers.

                  The Client will contact FCB via email/eform to request any necessary Teller Archive data to be printed and forwarded to the Client Bank as necessary.

                          FIRST CITIZENS BANK
                          CLIENT BANK PRICING
                         SERVICE DESCRIPTION #3



T-TAX PROCESSING SERVICES

1 .  THE SERVICE TO BE PROVIDED:

First Citizens Bank of NC has entered into an agreement with an outside vendor ("Cash Tax") to provide FCBNC and our Client Banks, the ability to sell a service to be used by Business customers, to pay Federal Taxes via ACH Debit to the customers DDA account. The payment is then forwarded to the IRS on an automated basis.

Once the Client Bank has verified the customer's enrollment form for completeness and accuracy, it will be forwarded to FCBNC for final review and submission to Cash Tax.


2.  PASS THROUGH CHARGES:

All outside vendor charges related to the processing of T-Tax transactions will be passed through to the Client Bank.

                          FIRST CITIZENS BANK
                          CLIENT BANK PRICING
                         SERVICE DESCRIPTION #4



REMOTE ACCESS:

1)    SECURE NET KEY                                  $65.00 One Time Charge
           (FCB retains the right to recall the key and refund the Client Bank at anytime)

2)    TELECOMMUNICATIONS:

           Option A: Establish a unique 1-800 for the Client Banks use.
                     The Client Bank pays all costs associated with the 1-800 line and usage.
                     (Estimated at $20/month plus $0.17 per minute of usage)

           Option B: Establish direct dial, local or long distance access.
                     The Client Bank pays all costs associated with the line
                     (s) and usage.
                     (Estimated at $0.24 to $0.29 per minute for Long Distance).

3)    COMMUNICATIONS SOFTWARE:

           Each Institution is responsible for the purchase and installation of their own Communications software. FCB recommends and Supports "Procomm".

4)    FCB SUPPORT:                    $10.00 per month per SecureNet Key Issued.

5) FCB reserves the right to limit the number of users to be provided with Dial Access. Currently the maximum number of SecureNet Keys to be issued is as follows:

           Client Bank with Assets of $1 Billion or Greater  =  8 SecureNet Keys
           Client Bank with Assets of less than $1 Billion   =  4 SecureNet Keys

                          FIRST CITIZENS BANK
                          CLIENT BANK PRICING
                         SERVICE DESCRIPTION #5



CRA ANALYSIS AND REPORTING

First Citizens Bank will, as outlined below, perform certain functions and provide certain information in such a manner as to aid with CRA compliance. Only those functions described below will be performed automatically by First Citizens Bank. However, First Citizens Bank, in no way, accepts responsibility for each individual bank's compliance with CRA.

SPECIFIC  SERVICES TO BE PROVIDED:

1.  MONTHLY

   o Extract the applicable loan information from loans that fall under the CRA regulation, import this information into the Centrax software, and GEO code the loans.
   o Provide to each bank an Error Reject Report of all loans for which a valid GEO code was unobtainable.
   o Provide to each bank the Annual Revenue Reject Report for all loans for which there was no income stated on the loan record
   o Force GEO code the Business Farm and Business loans, if requested by the client to do so.

2.   QUARTERLY

   o Provide the CRA Business Farm and Consumer Performance Report
   o Provide the Community Development Loan Report

3.    ANNUALLY

   o Provide the Year End Assessment Maps (no loans will be plotted on these maps)
   o Provide the Year End Loan Performance Report
   o Provide the Remittance File Submission Disk and Form for the bank to sign and remit.

4.     SPECIAL REQUEST

   o Any request for a report/map/information not specifically stated in this schedule should be submitted in writing and FCB/NC will reply with a time and price estimate.

FCB/NC  will not:

   o Accept responsibility for each bank's compliance with CRA.

                          FIRST CITIZENS BANK
                          CLIENT BANK PRICING
                         SERVICE DESCRIPTION #6






PC HOME BANKING SERVICES

PROCESSING:

      PC Banking On-Line Processing and interface with CheckFree Systems.

SUPPORT:

OPTION A:   FULL SUPPORT

             CUSTOMER SET UP: Includes the one time set up of the Customers on one application on the Check Free System and on the FCB system. Includes set up of any Bill Payees associated with the application over the life of the relationship. Includes "fulfillment" (mailing of the introductory package of Software, manual, disclosures and letter). Fulfillment does not include the cost of postage or the materials.

      FULL TELEPHONE SUPPORT: This support will be available during the same days and hours as is available to First Citizens Bank of NC PC Home Banking Customers.

           Technical Support: Includes telephone support for Technical questions from Client Bank Customers related to the installation and running of the PC Home Banking Software.

       Non Technical Support: Includes telephone support for all non technical questions from Client Bank Customers related to the PC Home Banking Product, PC Bill Payment Services.



OPTION B:   TECHNICAL SUPPORT ONLY

           TECHNICAL SUPPORT: Includes telephone support for Technical questions
                              fromClient Bank Customers related to the installation and running of the PC Home Banking Software. This support will be available during the same days and hours as is available to First Citizens Bank of NC PC Home Banking Customers.

                          FIRST CITIZENS BANK
                          CLIENT BANK PRICING
                         SERVICE DESCRIPTION #7



COLLECTION OF INSTALLMENT AND LOC LOANS


1.  THE SERVICES TO BE PROVIDED ARE IDENTIFIED AS FOLLOWS:

         o Extraction of delinquent Installment Loans and Lines of Credit
         o Automatic input of these loans into the CACS On-Line Collection
           System
         o Printing and mailing of Collection Letters
         o Phone Calls to delinquent customers
         o Repossession of Collateral where necessary
         o Filing of any legal documents necessary

2.  THE DESCRIPTION AND THE SCOPE OF SERVICES TO BE PROVIDED ARE AS FOLLOWS:

         o Procedures to collect delinquent accounts will be the same as those now in effect to collect delinquent loans for FCB/NC except in the case where state regulations may cause a change in procedure.
         o Collectors will use the ACS on-line collection system now in place to collect these loans. However, FCB/NC reserves the right to use any collection system that it deems appropriate for itself.

                          FIRST CITIZENS BANK
                          CLIENT BANK PRICING
                         SERVICE DESCRIPTION #8


LOAN DOCUMENT PREPARATION SOFTWARE SUPPORT


1. THE SERVICES TO BE PROVIDED TO "AFFILIATE BANKS" ARE IDENTIFIED AS FOLLOWS:

         o Use of CFI Laser Pro Software at the Branch and/or Centralized
           Location
         o Software Maintenance Fees (CFI and FCB)
         o Implementation of all future vendor supplied SW releases and updates
         o All future new product set up, by FCB analysts
         o Host interfaces from CFI Laser Pro to the FCB Consumer Loans, CIS and LOC systems
         o Use of the "Loan Remote" Software System for Printing from a central location*


              * Please note that upon conversion from "Loan Remote" to another Software system, additional SW Licencing fees may apply, which will be passed through to the Client Bank from the Software Vendor.

                          FIRST CITIZENS BANK
                          CLIENT BANK PRICING
                         SERVICE DESCRIPTION #9




APPRO MP-100 CBI FAX BACK/LOAN SCORING PROCESS


1.  SERVICE:

      The Client Bank will submit a formatted CICS transaction in the format of the required Online Loan Application to the host computer. This data will be forwarded to the FCBNC Appro MP-100 system. The Appro MP-100 System will FAX back to the designated location, a complete CBI along with a Credit Score. This data will serve as part of the tools used by the Client Bank Credit Officer in decisioning the loan.


2.  PASS THROUGH CHARGES:

      All outside vendor charges will be passed through to the Client Bank. These may include Credit Bureau charges for the per CBI charge, as well as phone line charges for FAX back, etc.

                           FIRST CITIZENS BANK
                          CLIENT BANK PRICING
                        SERVICE DESCRIPTION #10




LARGE CURRENCY TRANSACTION REPORTING:

SPECIFIC SERVICES INCLUDED:

      CONVERSION: - Set up Bank Information
                  - Set up Branch Information
                  - Set up Branch Access/Limits to System
                  - Enter Repeat Customer Information on Data Base
                  - Enter Exemption Information on Customer File
                  - Assign Report Distribution

      ON-GOING:   - Use of on-line Large Currency Reporting System
                  - Hot line for On-Line CTR questions
                  - Verification of All POD versus On-Line entries
                  - Maintaining / Updating Customer Data Base
                  - Magnetic Reporting of CTR Information
                  - Rendering Mag Tape to IRS
                  - Correcting/Acknowledgment of IRS Acceptance
                  - Furnish 60 Day History For Exemption Review/Request
                  - 5 year Retention of CRTs and Exemption Listings
                  - Continued Training related to any on-line changes






                              FIRST CITIZENS BANK

                          FIRST CITIZENS BANK
                          CLIENT BANK PRICING
                        SERVICE DESCRIPTION #11



COLLECTION OF PERSONAL CREDIT CARD ACCOUNTS


1. THE SERVICES TO BE PROVIDED ARE IDENTIFIED AS FOLLOWS:
         o Using the FDR on-line system, identification of delinquent accounts
         o Printing and mailing of Collection Letters
         o Phone Calls to delinquent customers

2. THE DESCRIPTION AND THE SCOPE OF SERVICES TO BE PROVIDED ARE AS FOLLOWS:

         o Procedures to collect on delinquent accounts will be the same as those now in effect to collect delinquent loans for FCB/NC except in the case where state regulations may cause a change in procedure.
         o Collectors will use the FDR on-line system now in place to collect these loans. However, FCB/NC reserves the right to use any collection system that it deems appropriate for itself.